Exhibit 99.1

NEWS RELEASE

LINN ENERGY TO ACQUIRE PROPERTIES IN THE EAST TEXAS OIL FIELD FOR $95 MILLION

Houston, July 19, 2010 – LINN Energy, LLC (NASDAQ: LINE) announced today that it signed a definitive purchase agreement to acquire oil and natural gas properties located in the East Texas Oil Field in Gregg and Rusk Counties for a contract price of $95 million, subject to closing conditions. The Company anticipates the acquisition will close on or before October 1, 2010, and will be financed with internally generated cash flow and proceeds from borrowings under its revolving credit facility.

“This acquisition is a good fit for our existing portfolio of assets and provides an opportunity for the Company to enter a new operating area. The acquired properties have a reserve life of more than 25 years and an approximate five percent decline rate,” said Mark E. Ellis, President and Chief Executive Officer of LINN Energy. “We also expect this new area to provide LINN with potential future consolidation opportunities.”

Significant characteristics of the assets are:

▪	Current net production of approximately 900 barrels of oil equivalent per day (93 percent oil);

▪	Proved reserves of approximately 8 million barrels of oil equivalent (100 percent proved developed);

▪	Low decline rate of approximately 5 percent;

▪	Reserve life of more than 25 years;

▪	More than 350 operated producing wells; and

▪	More than 95 proved low-risk workover opportunities.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is an independent oil and natural gas development company, with more than 2.2 Tcfe of proved reserves in producing U.S. basins as of year-end 2009 (pro forma for recently announced and closed acquisitions in 2010). More information about LINN Energy is available at www.linnenergy.com.

CONTACTS:                       LINN ENERGY, LLC

Investors:
Clay Jeansonne, Vice President – Investor Relations
281-840-4193

Media:
Paula Beasley, Manager, Public Affairs & Communications
281-840-4183

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press relase. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.